UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): December 12, 2016

CYTRX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-15327	58-1642740
(Commission File Number)	(I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650 Los Angeles, California	90049
(Address of Principal Executive Offices)	(Zip Code)

(310) 826-5648

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 13, 2016, CytRx Corporation (“we,” “us,” “our,” “CytRx” or the “company”) entered into securities purchase agreements with a number of existing investors in which we agreed to sell shares of our common stock and shares of our newly-created Series B Convertible Preferred Stock, par value $0.01 per share, which we sometimes refer to as our Series B shares, in a registered direct offering to the investors for gross proceeds of $8.1 million. The purchase price per share of common stock was $0.42. The purchase price per share of Series B Convertible Preferred Stock was $1,000 per share. The offering is expected to close on or about December 16, 2016, subject to the satisfaction of customary closing conditions.

In the securities purchase agreement, we agreed to issue to an investor Series B shares in lieu of shares of our common stock to the extent that the purchase of shares of our common stock would cause the beneficial ownership of the investor, together with its affiliates and certain related parties, to exceed 4.99% of our common stock upon election of such investor. Each share of Series B Convertible Preferred Stock will be convertible upon issuance into the number of shares of our common stock determined by dividing the $1,000 stated value per share of Series B Convertible Preferred Stock by the initial conversion price of $0.42 per share, will not bear dividends and will otherwise have preferences, rights and limitations described in the Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred Stock attached as Exhibit 3.1 hereto and incorporated herein by reference. The investors in this offering are holders of our warrants to purchase shares of our common stock issued in July 2016, which we refer to as the July 2016 warrants. We also have agreed with the investors in the securities purchase agreements that, for each share of common stock, including each share of common stock underlying Series B Convertible Preferred Stock, purchased by an investor in the offering, we will amend one outstanding July 2016 common stock purchase warrant held by the investor to reduce the exercise price of the July 2016 warrant from $0.70 per share to $0.5055 per share and to extend the term of the July 2016 warrant by 12 months to July 20, 2018.

We also entered into an engagement letter with Rodman & Renshaw, a unit of H. C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to serve as exclusive placement agent for the offering. We have agreed to pay Wainwright an aggregate fee equal to 6% of the gross proceeds in the offering and to pay Wainwright for certain expenses incurred by it.

The net proceeds to us from the offering, after deducting Wainwright’s fees and expenses and other estimated offering expenses payable by us are expected to be approximately $7.4 million.

The shares of our common stock and Series B shares and shares underlying the Series B shares were offered and will be sold pursuant to a prospectus supplement that will be filed with the Securities and Exchange Commission, or SEC, in connection with a takedown from our effective shelf registration statement on Form S-3 (File No. 333-208803) and the base prospectus dated as of June 17, 2016 contained in such registration statement. In connection with the offering, we also will file with the SEC an amended prospectus supplement relating to the amendments to the July 2016 warrants described above.

The securities purchase agreement and the engagement letter contain representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the securities purchase agreement and the engagement letter, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in our filings with the Securities and Exchange Commission.

The descriptions of terms and conditions of the securities purchase agreements and the engagement letter set forth herein do not purport to be complete and are qualified in their entirety by the full text of the form of securities purchase agreement and of the engagement letter, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

A copy of the opinion of TroyGould PC relating to the legality of the shares offered by us is attached as Exhibit 5.1 hereto.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the offering described in Item 1.01, above, which description is incorporated herein by reference, we will designate 3,900 shares of our authorized and unissued preferred stock as Series B Convertible Preferred Stock and file with the Secretary of State of Delaware the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, or Certificate of Designations, in the form attached as Exhibit 3.1 hereto and incorporated herein by reference. The summary of the rights, preferences and privileges of the Series B Convertible preferred Stock described above under Item 1.01, above, does not purport to be complete and is qualified in its entirety by the full text of the Certificate of Designations.

Item 7.01	Other Events

On December 13, 2016, we issued a press release announcing the offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Exhibits

(d)	Exhibits

There are filed as part of this report the exhibits listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION

Dated: December 14, 2016	By:	/s/ JOHN Y. CALOZ
John Y. Caloz
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred Stock

4.1	Form of Common Stock Certificate

4.2	Form of Series B Convertible Preferred Stock Certificate

5.1	Opinion of TroyGould PC

10.1	Form of Securities Purchase Agreement, dated as of December 13, 2016, among CytRx Corporation and the Purchasers

10.2	Engagement Letter, dated December 12, 2016, between CytRx Corporation and Rodman & Renshaw, a unit of H. C. Wainwright & Co., LLC.

23.1	Consent of TroyGould PC (included in Exhibit 5.1)

99.1	Press release of CytRx Corporation issued December 13, 2016

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